Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-235148) on Form S-3 and the registration statements (Nos. 333-143147, 333-154280, 333-159049, 333-174219, 333-193827, 333-218933, and 333-239878) on Form S-8 of our reports dated February 18, 2022, with respect to the consolidated financial statements of Green Plains Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Omaha, Nebraska
February 18, 2022